Exhibit 10.31

SECURITY AGREEMENT (CASH)
This SECURITY AGREEMENT (CASH), dated as of AUGUST 12, 2016 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "Agreement"), is made by and between DIGITAL TURBINE MEDIA, INC. (f7k/a Appia, Inc., fyk/a PocketGear, Inc.), a Delaware corporation ("Grantor"), in favor of SILICON VALLEY BANK ("Secured Party").
WHEREAS, on the date hereof, Secured Party has made loans to Grantor (the "Loans"), evidenced by that certain Third Amended and Restated Loan and Security Agreement dated as of June 11, 2015 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement");
WHEREAS, this Agreement is given by Grantor in favor of Secured Party to secure the payment and performance of all of the Obligations under the Loan Agreement (collectively, the "Secured Obligations"); and
WHEREAS, it is a condition precedent to the Loan Agreement that Grantor execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.     Definitions.
(a)Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.
(b)Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.
(c)Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. If a term is defined in Article 9 of the UCC differently than in another Article of the UCC, however, the term has the meaning specified in Article 9.
(d)For purposes of this Agreement, the following terms shall have the following meanings:
"Cash Collateral" has the meaning set forth in Section 2.
"Event of Default" has the meaning set forth in the Loan Agreement.
"First Priority" means, with respect to any lien and security interest purported to be created in any Cash Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Cash Collateral is subject (subject only to liens permitted under the Loan Agreement).

Exhibit 10.31

"Pledged Deposit Account" means the Collateral Money Market Account maintained by Bank with Account Number
"Proceeds" means "proceeds" as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.
"Secured Obligations" has the meaning set forth in the Recitals to this Agreement.
"UCC" means the Uniform Commercial Code as in effect from time to time in the State of California or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Cash Collateral, the Uniform Commercial Code as in effect from time to time in such state.
2.    Grant of Security Interest. Grantor hereby pledges and grants to Secured Party, and hereby creates a continuing First Priority lien and security interest in favor of Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the "Cash Collateral"): the Pledged Deposit Account, and in any and all monies at any time held therein, all interest and income thereon, all general intangibles arising therefrom or relating thereto, all documents, instruments and agreements evidencing the Pledged Deposit Account, and all extensions, renewals and replacements of, additions to and Proceeds of any of the same.
3.    Secured Obligations. The Cash Collateral secures the due and prompt payment and performance of the Secured Obligations.
4.    Perfection of Security Interest and Further Assurances.
(a)    Grantor agrees that it shall not pledge, assign, transfer or otherwise dispose of all or any part of the Cash Collateral, or create or permit to exist any security interest or other encumbrance on the Cash Collateral, other than in favor of Secured Party or in connection with Subordinated Debt. Grantor agrees that at any time and from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Cash Collateral.
(b)    Grantor irrevocable appoints Secured Party as Grantor's attorney-in-fact to take any action and to execute any instrument to accomplish the purposes of this Agreement regardless of whether an Event of Default has occurred.

5.    Amount of Cash Collateral. On or before August 12, 2016, Grantor shall deposit Three Million Dollars ($3,000,000) into the Pledged Deposit Account. The parties to this Agreement do not intend that Grantor's delivery of funds to the Pledged Deposit Account as herein provided to constitute an

Exhibit 10.31

advance payment of any Secured Obligations or liquidated damages. Grantor shall not be permitted to withdraw funds from the Pledged Deposit Account, including any interest earned thereunder.
6.    Representations and Warranties. Grantor represents and warrants as follows:
(a)    The pledge of the Cash Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Cash Collateral, securing the payment and performance when due of the Secured Obligations.
(b)    It has full power, authority and legal right to pledge the Cash Collateral pursuant to this Agreement.
(c)    It has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
(d)    The execution and delivery by Grantor of this Agreement and the performance by Grantor of its obligations under this Agreement have been duly authorized.
(e)    The execution and delivery by Grantor of this Agreement and the performance by Grantor of its obligations under this Agreement, do not and will not contravene (i) any material law or regulation binding on or affecting Grantor, (ii) any material contractual restriction with a Person binding on Grantor, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Grantor, or (iv) the organizational documents of Grantor.
(f)    The execution and delivery by Grantor of this Agreement and the performance by Grantor of its obligations under this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Grantor, except as already has been obtained or made;
(g)    This Agreement has been duly executed and delivered by Grantor and is the binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.
7.    Reasonable Care. Secured Party shall have no duty with respect to the care and preservation of the Cash Collateral beyond the exercise of reasonable care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Cash Collateral in its possession if the Cash Collateral is accorded treatment substantially equal to that which Secured
8.    Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Cash Collateral or other matters relative to any Cash Collateral, whether or not Secured Party has or is

Exhibit 10.31

deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Cash Collateral. Nothing set forth in this Agreement nor the exercise by Secured Party of any of the rights and remedies hereunder or as may be available to it by law shall relieve Grantor from the performance of any obligation on Grantor's part to be performed or observed in respect of any of the Cash Collateral.

9.    No Waiver and Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 9), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or under the Loan Agreement.
10.    Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by Grantor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.
11.    Addresses for Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Loan Agreement.
12.    Continuing Security Interest: Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Cash Collateral and shall (a) subject to Section 12, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon Grantor, its successors and assigns, and (c) inure to the benefit of Secured Party and its successors, transferees and assigns; provided that Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Secured Party.
13.    Termination: Release. On the date on which all Secured Obligations have been paid and performed in full, Secured Party will, at the request and sole expense of Grantor, (a) duly assign, transfer and deliver to or at the direction of Grantor (without recourse and without any representation or warranty) such of the Cash Collateral as may then remain in the possession of Secured Party, together with any monies at the time held by Secured Party hereunder to another deposit account of Grantor maintained with Secured Party, and (b) execute and deliver to Grantor a proper documentation acknowledging the satisfaction and termination of this Agreement.
14.    GOVERNING LAW. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this
15.    Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of California. This Agreement is a Loan Document (as defined in the Loan Agreement) and the provisions of Section 11 of the Loan Agreement apply to this Agreement and are incorporated herein, mutatis mutandis, as if a part hereof. The rights or remedies

Exhibit 10.31

of Secured Party hereunder are in addition to the rights and remedies of Bank under the Loan Agreement.

16.     Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., "pdf or "tif) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the Loan Agreement constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.
[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the parties hereto have executed this SECURITY AGREEMENT (CASH) as of the date first above written.
DIGITAL TURBINE MEDIA, INC.,
as Grantor

By: /s/ Andrew Schleimer
Name: Andrew Schleimer
Title: CFO

SILICON VALLEY BANK,
as Secured Party

By /s/ Jonathan Wolfert
Name: Jonathan Wolfert
Title: Vice President